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[LOGO EASYLINK SERVICES]

EXHIBIT 10.3

                    SEVERANCE AND CHANGE IN CONTROL AGREEMENT


         SEVERANCE AND CHANGE IN CONTROL AGREEMENT (hereinafter the "Agreement") dated as of June 22, 2006 between EasyLink Services Corporation (hereinafter "Company") and _____________________ (hereinafter "Employee").


I. SEVERANCE PAYMENTS: If Company terminates the employment of Employee without Cause (as defined below) at any time on or after the date of this Agreement (whether before or after a Change of Control, as defined below), or Employee terminates his or her employment for Good Reason (as defined below) within six months after a Change of Control, Company shall pay to Employee as severance pay an amount equal to six (6) months of Employee's base salary as in effect immediately prior to Employee's termination of employment. Such severance pay shall be paid in equal installments over the 6-month period immediately following Employee's termination of employment in accordance with Company's regular payroll practices. Notwithstanding the foregoing, in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), or an applicable exemption therefrom, Company shall have the right either (i) to cause all severance payments to Employee to be paid by March 15 of the calendar year following the calendar year in which the earlier of Employee's termination date or the Change of Control date occurs (with any installments that are scheduled to be paid after such March 15 date being paid in a lump sum prior to such date), or (ii) if it is not practicable to make all of such payments prior to such March 15 date, to provide that none of such payments shall commence prior to such March 15 date and the total severance amount shall be paid in one lump sum on the date that is one day after six months after Employee's termination date.

         A. GENERAL RELEASE: Payments under this Agreement shall be conditioned on Employee's execution and delivery of Company's standard Separation Agreement and Release in effect at the time of termination and Employee's not revoking such agreement within any period of revocation under applicable law. Employee shall be entitled to no payments under this Agreement unless and until Employee executes and delivers such Separation Agreement and Release and Employee fails to exercise any right of revocation thereof under applicable law before the expiration of any period for exercise of such revocation right.

         B. EMPLOYEE'S COMPLIANCE WITH OTHER OBLIGATIONS: Payments under this Agreement shall be conditioned on Employee's continued compliance with any applicable obligations regarding confidentiality, intellectual property and non-competition contained in Employee's employment agreement or in other agreements between Company and Employee. Company shall have the right to terminate payments under this Agreement, and to recoup payments previously made under this Agreement, in the event of Employee's failure to comply with such obligations.
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         C. WITHHOLDING TAXES: Company shall withhold from the payments otherwise required under this Agreement any and all amounts necessary to satisfy applicable federal, state and local withholding tax requirements.

         D. DEFINITION OF CAUSE: For purposes of this Agreement, "Cause" shall mean termination based upon any of the following:

                  (i) the willful failure by Employee to follow lawful directions communicated to Employee by one or more of Employee's supervisors or by Company's Board of Directors;

                  (ii) the willful engaging by Employee in conduct which is materially injurious to Company, monetarily or otherwise;

                  (iii) a conviction of, a plea of nolo contendere, a guilty plea or confession by Employee to an act of fraud, misappropriation or embezzlement or to a felony;

                  (iv) Employee's habitual drunkenness or use of illegal substances;

                  (v) a material breach by Employee of Employee's employment agreement with Company; or

                  (vi) an act of gross neglect or gross misconduct which Company deems to be good and sufficient cause;

         provided, however, that Company shall not be deemed to have Cause pursuant to clauses (i), (ii), (iv), (v) or (vi) unless Company gives Employee written notice that the specified conduct or event has occurred and Employee fails to cure the conduct or event within thirty
         (30) days after receipt of such notice.

                  E. DEFINITION OF GOOD REASON: For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following circumstances:

                  (i) the dissolution or complete liquidation of Company;

                  (ii) the filing of a voluntary petition by Company, or an involuntary petition against Company, under Chapter 7 of the Bankruptcy Code;

                  (iii) Company's assignment to Employee of duties inconsistent with Employee's duties or any material reduction in Employee's duties or responsibilities, except as may have occurred in connection with the termination of Employee's employment for Cause, disability or as a result of Employee's death or by Employee other than for Good Reason;

                  (iv) Employee's involuntary relocation to a new principal work location not within reasonable commuting distance of his former location;

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                  (v) the failure of Company to obtain the specific assumption of this Agreement by any transferee of all or substantially all of Company's assets; or

                  (vi) any material breach by Company of this Agreement.

                  F. DEFINITION OF CHANGE OF CONTROL:

                  For purposes of this Agreement, "Change of Control" shall mean:

                  (i) any "person" or "group" of "persons" (as such terms are used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), directly or indirectly, acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities then entitled to vote of Company possessing more than fifty percent (50%) of the total combined voting power of Company's securities outstanding immediately after such acquisition;

                  (ii) a merger or consolidation of Company with any other corporation or business entity, or a sale, lease or disposition by Company of all or substantially all of Company's assets, other than a merger, consolidation, sale, lease or disposition which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or transferee entity or a direct or indirect parent company of the surviving or transferee entity) at least 50% of the total voting power represented by the voting securities of Company or such surviving or transferee entity or parent company resulting from such merger, consolidation, sale, lease or disposition; or

                  (iii) any time the Continuing Directors do not constitute a majority of the Board of Directors of Company (or, if applicable, a successor corporation to Company). "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  G. CODE SECTION 409A: Notwithstanding any other provision of this Section I, the Company reserves the right to structure the timing of severance payments in a manner that, in the opinion of the Company, complies with the requirements of Code Section 409A or any exemption therefrom.

II. CHANGE OF CONTROL VESTING: If Company terminates the employment of Employee without Cause within three months before or six months after a Change of Control, or Employee terminates his or her employment for Good Reason within six months after a Change of Control, all of Employee's outstanding stock options and other equity-based awards granted under Company's equity incentive plans or pursuant to individual agreements with Company shall become fully vested and exercisable.

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III. TERM; RENEWAL: This Agreement shall have an initial term of three years and shall expire on June 30, 2009 unless renewed by the Company upon the approval of the Compensation Committee on or before such date.


IV.  GENERAL AGREEMENT TERMS:

         A. LIMITED EFFECT OF WAIVER BY COMPANY. No waiver of a right by Company constitutes a waiver of any other right of Company, and a temporary waiver by Company does not constitute a permanent waiver or any additional temporary waiver.

         B. EFFECT OF PRIOR AGREEMENT: This Agreement supersedes any prior agreement between Company or any predecessor of Company and Employee regarding severance pay. This Agreement shall not affect or operate to reduce any benefit or compensation, other than severance pay, inuring to Employee.

         C. SETTLEMENT BY ARBITRATION: Any claim or controversy that arises out of or relates to this Agreement, or the breach thereof, will be settled by arbitration in the office nearest Company's headquarters in accordance with the prevailing rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court possessing jurisdiction of arbitration awards.

         D. SEVERABILITY: If for any reason any portion of this Agreement is declared invalid, this Agreement shall continue in effect as if the invalid portion had never been part hereof, and the other portions of this Agreement will remain in effect, insofar as is consistent with the governing laws.

         E. INVALIDITY: If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by the governing laws any prior agreement regarding severance pay between Company (or any predecessor thereof) and Employee will be deemed reinstated as if this Agreement had not been executed.

         F. ASSUMPTION OF AGREEMENT: The rights and obligations under this Agreement will inure to the benefit of and be binding upon the parties, their successors, heirs, assigns and personal representatives.

         G. ORAL MODIFICATIONS NOT BINDING: This instrument is the entire agreement. Oral changes will have no effect. This Agreement may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         H. GOVERNING LAW: This Agreement and the covenants herein shall be governed and interpreted under the laws of the State of New Jersey.

         K. FULL DISCLOSURE: Company and Employee know of no restrictions on their ability to complete this Agreement

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



By:  /s/ Thomas Murawski                  By:
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Name: Thomas Murawski                         Name:
      Chairman, President and
      Chief Executive Officer
      EasyLink Services Corporation






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